EXHIBIT 10.2

THE PBSJ CORPORATION

AMENDMENT TO THE

2008 EMPLOYEE RESTRICTED STOCK PLAN

THIS AMENDMENT (the “Amendment”), made on this 12th day of December, 2008, to THE PBSJ CORPORATION 2008 EMPLOYEE RESTRICTED STOCK PLAN, by The PBSJ Corporation, a Florida Corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company did establish the 2008 Employee Restricted Stock Plan effective as of January 19, 2008 (the “Plan”); and

WHEREAS, the Company reserved the right to amend the Plan.

NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 12th, 2008.

1. Paragraph (m) of Section 2 of the Plan hereby is amended in its entirety to read as follows:

“(m) “Eligible Employee” means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like from the Company or a Subsidiary, or who is a full time employee of any firm other than the Company or a Subsidiary) who is a director of The Company or a Subsidiary or (i) performs services as a full time or part-time regular employee for the Company or a Subsidiary, including any individual who is an officer or director of the Company or a Subsidiary; and (ii) is included on the regular payroll of the Company or a Subsidiary. The term “Eligible Employee” also includes any individual that the Committee anticipates will become an individual identified in the preceding sentence, provided however, that no Award to any such person shall be effective unless and until that individual satisfies the requirements of the preceding sentence. An Employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan. The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.”

2. Paragraph (a) of Section 6 of the Plan hereby is amended in its entirety to read as follows:

“(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate. The Committee shall retain the power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant of any Award; provided that additional consideration may be required for the exercise of an Award. Awards granted pursuant to the Plan need not be compensatory and may, for example, be made as consideration for stock or other equity interests in, and/or assets of, another entity paid by the Company and/or any of its Subsidiaries pursuant to a merger, consolidation, stock purchase, asset purchase, or other transaction. Any Restricted Stock granted pursuant to this Plan shall be subject to all terms and conditions of the Company’s Bylaws, and the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.”

3. Paragraph (b) of Section 9 of the Plan hereby is amended in its entirety to read as follows:

“(b) Limits on Transferability; Beneficiaries. Except as otherwise permitted by the Company’s ByLaws and consented to in writing by the Committee (which consent may be given or withheld by the Committee in its sole discretion), no Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Company’s Bylaws, the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.”

4. In all other respects, the Plan shall remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

THE PBSJ CORPORATION

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	CEO